CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Capital Holding Corporation

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Capital Holding Corporation of our report on the financial statements of Capital Holding Corporation. for the period February 6, 2015 (inception) through September 30, 2015. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

/s/AJSH & Co.

AJSH & Co.

New Delhi, India

December 16, 2015